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                         CONSENTS OF EXPERTS AND COUNSEL


                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of dELiA*s Inc. on Form S-3 of our report dated March 30, 1999 (April 14, 1999 as to Notes 1 and 15) (which expresses an unqualified opinion and refers to the report of other auditors), appearing in the Annual Report on Form 10-K of dELiA*s Inc. for the year ended January 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

New York, New York
January 17, 2000